Exhibit 99.1

Direct Digital Holdings Reports

Second Quarter 2023 Financial Results

Second Quarter 2023 Revenue Up 67% Year-Over-Year to $35.4 Million

Company Raises Full-Year 2023 Revenue Guidance Due to Strong Q2 Results

Houston, August 10, 2023 -- Direct Digital Holdings, Inc. (Nasdaq: DRCT) ("Direct Digital Holdings" or the "Company"), a leading advertising and marketing technology platform operating through its companies Colossus Media, LLC ("Colossus SSP"), Huddled Masses LLC ("Huddled Masses") and Orange142, LLC ("Orange142"), today announced financial results for the second quarter ended June 30, 2023.

Mark D. Walker, Chairman and Chief Executive Officer, commented, “We are thrilled to report substantial growth this quarter in both our buy- and sell-side businesses. We continue to see a shift in media spend from traditional to digital as well as an increase in media spend targeted at the middle market. The results of our second quarter begin to demonstrate the fruits of our previous strategic investments across our platform and we will continue executing on our growth strategies in the back half of the year.”

Keith Smith, President, added, “We find the current market dynamics to be greatly favorable for Direct Digital Holdings as we continue to see strong demand for our advertising solutions within the numerous industries in which we operate. Our unique, differentiated approach to both the buy- and sell-side verticals within our business continue to separate Direct Digital from the rest and we greatly look forward to growing all aspects of our business through the rest of 2023 and beyond.”

Second Quarter 2023 Business Highlights

•	For the second quarter ended June 30, 2023, Direct Digital Holdings processed approximately 300 billion monthly impressions through its sell-side advertising segment, an increase of 205% over the same period of 2022.

•	In addition, the Company’s sell-side advertising platforms received over 11.2 billion bid responses in the second quarter of 2023, an increase of over 70% over the same period in 2022, through 119,000 advertisers for the quarter, which equates to a 34% increase over the same period in 2022.

•	The Company’s buy-side advertising segment served approximately 227 customers in the second quarter of 2023, a decrease of 7% compared to the same period of 2022. However, revenue per customer of $52,000 in the second quarter of 2023 increased 36% compared to the same period of 2022.

Second quarter 2023 Financial Highlights:

•	Revenue was $35.4 million in the second quarter of 2023, an increase of $14.1 million, or 67% over the $21.3 million in the same period of 2022.

o	Sell-side advertising segment revenue grew to $23.6 million and contributed $11.7 million of the increase, or 98% growth over the $11.9 million of sell-side revenue in the same period of 2022.

o	Buy-side advertising segment revenue grew to $11.8 million and contributed $2.5 million of the increase, or 27% growth over the $9.3 million of buy-side revenue in the same period of 2022.

•	Consolidated operating income was $2.3 million for the second quarter of 2023 compared to consolidated operating income of $3.1 million in the same period of 2022.

•	The operating income of our business segments for the second quarter of 2023 was $6.1 million compared to the operating income of our business segments of $4.8 million in the same period of 2022, an increase of 28% year-over-year.

•	Net income was $1.2 million in the second quarter of 2023, compared to net income of $2.6 million in the same period of 2022. Net income was negatively impacted by higher operating expenses associated with investments in growth as well as operating as a public company and higher interest expense.

•	Adjusted EBITDA(1) was $3.1 million in the second quarter 2023, compared to $3.6 million in the same period of 2022.

Financial Outlook

Assuming the U.S. economy does not experience any major economic conditions that deteriorate or otherwise significantly reduce advertiser demand, we are increasing our previously issued estimate as disclosed in our Q1 2023 update:

•	For fiscal year 2023, we expect revenue to be in the range of $125 million to $130 million, or 43% year-over-year growth at the mid-point.

“Our financial results illustrate the momentum we continue to see in our overall business and specifically a strong acceleration within our sell-side segment. We have also further solidified our balance sheet and provided the company additional financial flexibility via our previously announced $5 million revolving credit facility, positioning us well to continue growing in 2023 and maximizing value for our shareholders,” commented Diana Diaz, Chief Financial Officer.

Conference Call and Webcast Details

Direct Digital will host a conference call on Thursday, August 10, 2023 at 5:00 p.m. Eastern Time to discuss the Company’s second quarter 2023 financial results. The live webcast and replay can be accessed at https://ir.directdigitalholdings.com/. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. For those who cannot access the webcast, a replay will be available at https://ir.directdigitalholdings.com/ for a period of twelve months.

Footnotes

(1) “Adjusted EBITDA” is a non-GAAP financial measure. The section titled “Non-GAAP Financial Measures” below describes our usage of non-GAAP financial measures and provides reconciliations between historical GAAP and non-GAAP information contained in this press release.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are subject to certain risks, trends and uncertainties.

As used below, “we,” “us,” and “our” refer to the Company. We use words such as “could,” “would,” “may,” “might,” “will,” “expect,” “likely,” “believe,” “continue,” “anticipate,” “estimate,” “intend,” “plan,” “project” and other similar expressions to identify forward-looking statements, but not all forward-looking statements include these words. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements.

All of our forward-looking statements involve estimates and uncertainties that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Our forward-looking statements are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance expressed in or implied by the forward-looking statements, including, but not limited to: our dependence on the overall demand for advertising, which could be influenced by economic downturns; any slow-down or unanticipated development in the market for programmatic advertising campaigns; the effects of health epidemics; operational and performance issues with our platform, whether real or perceived, including a failure to respond to technological changes or to upgrade our technology systems; any significant inadvertent disclosure or breach of confidential and/or personal information we hold, or of the security of our or our customers', suppliers' or other partners' computer systems; any unavailability or non-performance of the non-proprietary technology, software, products and services that we use; unfavorable publicity and negative public perception about our industry, particularly concerns regarding data privacy and security relating to our industry's technology and practices, and any perceived failure to comply with laws and industry self-regulation; restrictions on the use of third-party "cookies," mobile device IDs or other tracking technologies, which could diminish our platform's effectiveness; any inability to compete in our intensely competitive market; any significant fluctuations caused by our high customer concentration; our limited operating history, which could result in our past results not being indicative of future operating performance; any violation of legal and regulatory requirements or any misconduct by our employees, subcontractors, agents or business partners; any strain on our resources, diversion of our management's attention or impact on our ability to attract and retain qualified board members as a result of being a public company; our dependence, as a holding company, on receiving distributions from Direct Digital Holdings, LLC to pay our taxes, expenses and dividends; and other factors and assumptions discussed in the "Risk Factors," "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and other sections of our filings with the Securities and Exchange Commission that we make from time to time. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove to be incorrect, our actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law, we undertake no obligation to update any forward-looking statement contained in this press release to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

About Direct Digital Holdings

Direct Digital Holdings (Nasdaq: DRCT), owner of operating companies Colossus SSP, Huddled Masses, and Orange 142, brings state-of-the-art sell- and buy-side advertising platforms together under one umbrella company. Direct Digital Holdings' sell-side platform, Colossus SSP, offers advertisers of all sizes extensive reach within general market and multicultural media properties. The company's subsidiaries Huddled Masses and Orange142 deliver significant ROI for middle market advertisers by providing data-optimized programmatic solutions at scale for businesses in sectors that range from energy to healthcare to travel to financial services. Direct Digital Holdings' sell- and buy-side solutions manage approximately 136,000 clients monthly, generating over 250 billion impressions per month across display, CTV, in-app and other media channels.

CONSOLIDATED BALANCE SHEETS

	June 30, 2023	December 31, 2022
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,668,479	$4,047,453
Accounts receivable, net	29,628,797	26,354,114
Prepaid expenses and other current assets	1,051,982	883,322
Total current assets	36,349,258	31,284,889

Property, equipment and software, net of accumulated depreciation and amortization of $155,698 and $34,218, respectively	688,716	673,218
Goodwill	6,519,636	6,519,636
Intangible assets, net	12,660,850	13,637,759
Deferred tax asset, net	5,170,870	5,164,776
Operating lease right-of-use assets	714,129	798,774
Other long-term assets	46,987	46,987
Total assets	$62,150,446	$58,126,039

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$23,357,665	$17,695,404
Accrued liabilities	3,879,420	4,777,764
Liability related to tax receivable agreement, current portion	40,112	182,571
Notes payable, current portion	982,500	655,000
Deferred revenues	950,831	546,710
Operating lease liabilities, current portion	47,668	91,989
Income taxes payable	22,280	174,438
Related party payables	1,197,175	1,448,333
Total current liabilities	30,477,651	25,572,209

Notes payable, net of short-term portion and deferred financing cost of $1,858,720 and $2,115,161, respectively	22,515,030	22,913,589
Economic Injury Disaster Loan	150,000	150,000
Liability related to tax receivable agreement, net of current portion	4,246,263	4,149,619
Operating lease liabilities, net of current portion	741,771	745,340
Total liabilities	58,130,715	53,530,757

COMMITMENTS AND CONTINGENCIES (Note 9)

STOCKHOLDERS’ EQUITY
Class A common stock, $0.001 par value per share, 160,000,000 shares authorized, 3,519,780 and 3,252,764 shares issued and outstanding, respectively	3,520	3,253
Class B common stock, $0.001 par value per share, 20,000,000 shares authorized, 11,278,000 shares issued and outstanding	11,278	11,278
Additional paid-in capital	8,539,858	8,224,012
Accumulated deficit	(4,534,925)	(3,643,261)
Total stockholders’ equity	4,019,731	4,595,282
Total liabilities and stockholders’ equity	$62,150,446	$58,126,039

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenues
Buy-side advertising	$11,803,092	$9,321,267	$19,242,758	$15,152,308
Sell-side advertising	23,600,708	11,940,041	37,383,952	17,479,337
Total revenues	35,403,800	21,261,308	56,626,710	32,631,645

Cost of revenues
Buy-side advertising	4,587,897	3,154,471	7,537,050	5,223,817
Sell-side advertising	20,743,266	9,771,017	32,583,972	14,291,209
Total cost of revenues	25,331,163	12,925,488	40,121,022	19,515,026
Gross profit	10,072,637	8,335,820	16,505,688	13,116,619

Operating expenses
Compensation, taxes and benefits	4,553,029	3,494,692	8,187,325	6,049,728
General and administrative	3,265,160	1,776,981	6,205,254	3,417,873
Total operating expenses	7,818,189	5,271,673	14,392,579	9,467,601
Income from operations	2,254,448	3,064,147	2,113,109	3,649,018

Other income (expense)
Other income	42,313	—	92,141	47,982
Forgiveness of Paycheck Protection Program loan	—	287,143	—	287,143
Loss on redemption of non-participating preferred units	—	—	—	(590,689)
Contingent loss on early termination of line of credit	—	—	(299,770)	—
Interest expense	(1,027,493)	(650,251)	(2,044,794)	(1,364,038)
Total other expense	(985,180)	(363,108)	(2,252,423)	(1,619,602)

Income (loss) before taxes	1,269,268	2,701,039	(139,314)	2,029,416
Tax expense (benefit)	74,312	86,676	(336)	86,676
Net income (loss)	$1,194,956	$2,614,363	$(138,978)	$1,942,740

Net income (loss) per common share:
Basic	$0.08	$0.18	$(0.01)	$0.18
Diluted	$0.08	$0.18	$(0.01)	$0.18

Weighted-average number of shares of common stock outstanding:
Basic	14,772,624	14,257,827	14,676,096	10,701,715
Diluted	14,834,051	14,257,827	14,676,096	10,701,715

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,
	2023	2022
Cash Flows Provided By Operating Activities:
Net income (loss)	$(138,978)	$1,942,740
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of deferred financing costs	272,008	301,105
Amortization of intangible assets	976,909	976,909
Amortization of right-of-use assets	84,645	50,021
Amortization of capitalized software	104,005	—
Depreciation of property and equipment	17,475	—
Stock-based compensation	304,013	15,407
Forgiveness of Paycheck Protection Program loan	—	(287,143)
Deferred income taxes	(6,094)	38,966
Payment on tax receivable agreement	(45,815)	—
Loss on redemption of non-participating preferred units	—	590,689
Contingent loss on early termination of line of credit	299,770	—
Bad debt expense	51,532	24,799
Changes in operating assets and liabilities:
Accounts receivable	(3,326,215)	(6,996,667)
Prepaid expenses and other assets	(256,496)	386,258
Accounts payable	5,662,261	3,406,355
Accrued liabilities	(769,344)	601,699
Income taxes payable	(152,158)	47,710
Deferred revenues	404,121	(905,111)
Operating lease liability	(47,890)	(49,422)
Related party payable	(251,158)	(70,801)
Net cash provided by operating activities	3,182,591	73,514

Cash Flows Used In Investing Activities:
Cash paid for capitalized software and property and equipment	(136,978)	—
Net cash used in investing activities	(136,978)	—

Cash Flows Provided by (Used In) Financing Activities:
Payments on term loan	(327,500)	(275,000)
Payments of litigation settlement	(129,000)	—
Payment of deferred financing costs	(227,501)	(185,093)
Proceeds from Issuance of Class A common stock, net of transaction costs	—	11,212,043
Redemption of common units	—	(3,237,838)
Redemption of non-participating preferred units	—	(7,046,251)
Proceeds from warrants exercised	12,100	—
Distributions to members	(752,686)	(309,991)
Net cash provided by (used in) financing activities	(1,424,587)	157,870

Net increase in cash and cash equivalents	1,621,026	231,384
Cash and cash equivalents, beginning of the period	4,047,453	4,684,431
Cash and cash equivalents, end of the period	$5,668,479	$4,915,815

Supplemental Disclosure of Cash Flow Information:
Cash paid for taxes	$348,862	$—
Cash paid for interest	$1,769,452	$1,058,548

Non-cash Financing Activities:
Transaction costs related to issuances of Class A shares included in accrued liabilities	$—	$1,045,000
Common unit redemption balance included in accrued liabilities	$—	$3,962,162
Outside basis difference in partnership	$—	$3,234,000
Tax receivable agreement payable to Direct Digital Management, LLC	$—	$2,748,900
Tax benefit on tax receivable agreement	$—	$485,100

NON-GAAP FINANCIAL MEASURES

In addition to our results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), including, in particular operating income, net cash provided by operating activities, and net income, we believe that earnings before interest, taxes, depreciation and amortization (“EBITDA”), as adjusted for stock compensation expense, loss on early termination of line of credit, and loss on early extinguishment of debt, and loss on early redemption of non-participating preferred units (“Adjusted EBITDA”), a non-GAAP financial measure, is useful in evaluating our operating performance. The most directly comparable GAAP measure to Adjusted EBITDA is net income (loss).

In addition to operating income and net income, we use Adjusted EBITDA as a measure of operational efficiency. We believe that this non-GAAP financial measure is useful to investors for period-to-period comparisons of our business and in understanding and evaluating our operating results for the following reasons:

•	Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance without regard to items such as depreciation and amortization, interest expense, provision for income taxes, and certain one-time items such as acquisition transaction costs and gains from settlements or loan forgiveness that can vary substantially from company to company depending upon their financing, capital structures and the method by which assets were acquired;

•	Our management uses Adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of operating performance and the effectiveness of our business strategies and in communications with our board of directors concerning our financial performance; and

•	Adjusted EBITDA provides consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Our use of this non-GAAP financial measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under GAAP. The following table presents a reconciliation of Adjusted EBITDA to net income (loss) for each of the periods presented:

NON-GAAP FINANCIAL METRICS

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Net income (loss)	$1,194,956	$2,614,363	$(138,978)	$1,942,740
Add back (deduct):
Interest expense	1,027,493	650,251	2,044,794	1,364,038
Stock-based compensation	209,475	15,407	304,014	15,407
Amortization of intangible assets	488,455	488,455	976,909	976,909
Depreciation and amortization of property and equipment	64,988	—	121,480	—
Contingent loss on early termination of line of credit	—	—	299,770	—
Tax expense (benefit)	74,312	86,676	(336)	86,676
Forgiveness of PPP loan	—	(287,143)	—	(287,143)
Loss on early redemption of non-participating preferred units	—	—	—	590,689
Adjusted EBITDA	$3,059,679	$3,568,009	$3,607,653	$4,689,316

Contacts:

Investors:

Brett Milotte, ICR

Brett.Milotte@icrinc.com